UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2012 (February 21, 2012)

Williams Controls, Inc.

(Exact name of Company as specified in its charter)

Delaware	0-18083	84-1099587
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14100 SW 72nd Avenue
Portland, Oregon 97224

(Address of principal executive offices)

(503) 684-8600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Williams Controls, Inc. (the “Company”) held its annual stockholders’ meeting on February 21, 2012. The following matters were submitted to a vote of stockholders, with the results as follows:

1.       The following individuals were elected to the Company’s Board of Directors to hold office for a one year term and to serve until the next annual stockholders’ meeting:

Nominee	Votes For	Withheld
Patrick W. Cavanagh	4,766,151	11,618
R. Eugene Goodson	4,765,254	12,515
H. Samuel Greenawalt	3,682,935	1,094,834
Douglas E. Hailey	4,765,254	12,515
Peter E. Salas	4,766,254	11,515
Donn J. Viola	4,765,254	12,515

There were 2,084,244 broker non-votes regarding the election of directors.

2.       To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

Votes For	Against	Abstentions	Broker Non-Votes
6,836,694	14,609	10,710	-

3.       Proposal to consider and approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the 2012 proxy statement.

Votes For	Against	Abstentions	Broker Non-Votes
4,344,179	308,608	124,982	2,084,244

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLIAMS CONTROLS, INC.

Date: February 21, 2012	By:	/s/ DENNIS E. BUNDAY
Dennis E. Bunday
Executive Vice President & Chief Financial Officer